Exhibit 10.2

Waiver Agreement of Michael R. Mills

December 20, 2013

Vulcan Materials Company

1200 Urban Center Drive

Birmingham, Alabama 35242

Reference is made to the Change of Control Employment Agreement between me and Vulcan Materials Company, a New Jersey corporation (the “Company”), dated August 1, 2000 and restated October 1, 2008 (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

This letter sets forth my agreement, effective as of the date hereof, to waive my rights to the following provisions in the Agreement: (i) the right to the inclusion of the value of long-term incentive awards provided under clause (z) of Section 6(a)(i)(B) for purposes of the calculation of the lump sum payment under Section 6(a)(i)(B) of the Agreement; and (ii) the right to a Gross-Up Payment under Section 9 of the Agreement. This waiver is voluntary and I hereby agree to enter into such amendments to the Agreement as shall be reasonable and appropriate to implement the waiver of the rights specified in this letter.

Except as specified above, this letter does not affect any other terms of the Agreement, which remains in full force and effect.

Very truly yours,

/s/ Michael R. Mills

Michael R. Mills
Sr. Vice President and General Counsel